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                 AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

         (i) each of them is individually eligible to use the Schedule 13D attached hereto;

         (ii)     the attached Schedule 13D is filed on behalf of each of them;
                  and

         (iii)    each of them is responsible for the timely filing of such
                  Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: May 29, 2002

THE TRAVELERS INDEMNITY COMPANY

By: /s/ PAUL EDDY
    -----------------------------
Name: Paul Eddy
Title:  Assistant Secretary

TRAVELERS PROPERTY CASUALTY CORP.

By: /s/ PAUL EDDY
    -----------------------------
Name: Paul Eddy
Title:  Assistant Secretary

TRAVELERS INSURANCE GROUP HOLDINGS INC.

By: /s/ PAUL EDDY
    -----------------------------
Name: Paul Eddy
Title:  Assistant Secretary

THE TRAVELERS INSURANCE COMPANY

By: /s/ JOSEPH B. WOLLARD
    -----------------------------
Name: Joseph B. Wollard
Title:  Assistant Secretary

PFS SERVICES, INC.

By: /s/ JOSEPH B. WOLLARD
    -----------------------------
Name: Joseph B. Wollard
Title:  Assistant Secretary


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ASSOCIATED MADISON COMPANIES, INC.

By: /s/ JOSEPH B. WOLLARD
    -----------------------------
Name: Joseph B. Wollard
Title:  Assistant Secretary

CITIGROUP INC.

By: /s/ JOSEPH B. WOLLARD
    -----------------------------
Name: Joseph B. Wollard
Title:  Assistant Secretary














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